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                                                                 EXHIBIT 23.6

                           CONSENT OF RONALD E. FENTON


The undersigned hereby consents to being named as a director-designee of F&M Bancorporation, Inc. (F&M) in the Form S-4 Registration Statement relating to the acquisition of BancSecurity Corporation by F&M, and in the Joint Proxy Statement/Prospectus included therein.

Dated: May 18, 1998



                                           /s/ Ronald E. Fenton
                                           -------------------------------------
                                           Ronald E. Fenton